Exhibit 99.1

Liberty Global to Participate in Goldman Sachs’

Communacopia XVII Conference

Englewood, Colorado – September 16, 2008: Liberty Global, Inc. (“Liberty Global”) (Nasdaq: LBTYA, LBTYB and LBTYK) will be participating in Goldman Sachs’ Communacopia XVII Conference on Thursday, September 18, 2008 at 3:25 p.m. Eastern Time at The Grand Hyatt Hotel in New York, NY. Liberty Global may make observations concerning its historical operating performance and outlook. The meeting will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of June 30, 2008, Liberty Global operated state-of-the-art broadband networks that served approximately 16 million customers across 15 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations		Corporate Communications
Christopher Noyes	+1.303.220.6693	Hanne Wolf	+1.303.220.6678
K.C. Dolan	+1.303.220.6686	Bert Holtkamp	+31.20.778.9447
Molly Bruce	+1.303.220.4202